Exhibit 99.1

Contacts:

Investor Relations: John Heller, 952-229-7427, ir@lifetimefitness.com

Media Relations: Jason Thunstrom, 952-229-7435, pr@lifetimefitness.com

FOR IMMEDIATE RELEASE

LIFE TIME FITNESS ANNOUNCES FOURTH QUARTER AND

FULL YEAR 2013 FINANCIAL RESULTS

•	For the Quarter, Revenue Grew 5.7%, Net Income Grew 11.1% and Diluted EPS was $0.63, up 12.5%

•	For the Year, Revenue Grew 7.0%, Net Income Grew 9.1% and Diluted EPS was $2.93, up 10.2%

CHANHASSEN, Minn. (February 20, 2014) – Life Time Fitness, Inc. (NYSE: LTM), The Healthy Way of Life Company, today reported its financial results for the fourth quarter and full year ended December 31, 2013.

Fourth quarter 2013 revenue grew 5.7% to $291.0 million from $275.3 million during the same period last year. Revenue for the full year grew 7.0% to $1.206 billion from $1.127 billion during the same period last year.

Net income for the quarter was $26.0 million, or $0.63 per diluted share, compared to net income of $23.4 million, or $0.56 per diluted share, for 4Q 2012. Net income for the full year was $121.7 million, or $2.93 per diluted share, compared to net income of $111.5 million, or $2.66 per diluted share for the prior-year period.

“2013 served as an important transition year for our company,” said Bahram Akradi, chairman, president and chief executive officer. “We continued to differentiate Life Time in keeping with our strategy to operate a high barrier to entry business model in what is a low barrier to entry industry. We also concentrated on further aligning our company for higher growth in 2014 and beyond by ensuring our businesses operate in highly synergistic fashion and our comprehensive array of healthy way of life programs and services are optimized to deliver tremendous value for communities, organizations and individuals.”

During the quarter, the Company opened its third center in New Jersey, located in Montvale (greater New York market). In 2014, plans call for six new center openings in existing and new markets, led by Westchester County, New York, the Company’s second New York location, which opened on February 6. The remaining planned new center openings will be in the Tampa, Florida; Orange County, California; Des Moines, Iowa; Detroit, Michigan; and Las Vegas, Nevada markets.

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Life Time Announces Fourth Quarter and Full Year 2013 Results – Page 2

Three and Twelve Months Ended December 31, 2013, Financial Highlights:

Total revenue for the fourth quarter grew 5.7% to $291.0 million from $275.3 million in 4Q 2012. Total revenue for the full year grew 7.0% to $1.206 billion from $1.127 billion during the prior-year period.

4Q 2013 vs. 4Q 2012 (in millions except revenue per membership data)
Membership dues	$190.0 vs. $179.7 (up 5.8%)
In-center revenue	$89.0 vs. $83.0 (up 7.3%)
Other revenue	$8.6 vs. $9.1 (down 4.9%)
Average center revenue per Access membership	$412 vs. $388 (up 6.4%)
Average in-center revenue per Access membership	$132 vs. $122 (up 7.6%)
Same-center revenue (open 13 months or longer)	Up 3.6%
Same-center revenue (open 37 months or longer)	Up 2.7%

2013 vs. 2012 (in millions except revenue per membership data)
Membership dues	$766.8 vs. $727.6 (up 5.4%)
In-center revenue	$375.5 vs. $348.3 (up 7.8%)
Other revenue	$49.6 vs. $35.7 (up 38.8%)
Average center revenue per Access membership	$1,656 vs. $1,567 (up 5.7%)
Average in-center revenue per Access membership	$545 vs. $507 (up 7.5%)
Same-center revenue (open 13 months or longer)	Up 4.0%
Same-center revenue (open 37 months or longer)	Up 3.2%

Total memberships grew 0.3% to 789,490 at December 31, 2013, from 787,003 at December 31, 2012.

•	Access memberships were down 0.6% to 678,619 at December 31, 2013, from 682,621 at December 31, 2012.

•	Non-Access memberships grew 6.2% to 110,871 at December 31, 2013, from 104,382 at December 31, 2012.

•	Attrition in 4Q 2013 was 9.8% compared to 9.1% in the prior-year period. Attrition for the trailing 12-month period ended December 31, 2013, was 35.8% compared to trailing 12-month attrition of 33.5% at December 31, 2012.

Total operating expenses during 4Q 2013 were $242.4 million compared to $231.4 million for 4Q 2012. Total operating expenses for the full year were $981.3 million compared to $918.7 million in 2012.

•	Income from operations margin was 16.7% for 4Q 2013 compared to 16.0% in the prior-year period.

•	Income from operations margin was 18.6% for the full year compared to 18.5% in 2012.

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Life Time Announces Fourth Quarter and Full Year 2013 Results – Page 3

(Expense as a percent of total revenue)	4Q 2013 vs. 4Q 2012	2013 vs. 2012
Center operations	58.1% vs. 57.8%	57.7% vs. 58.2%
Advertising and marketing	4.2% vs. 4.0%	3.6% vs. 3.5%
General and administrative	4.6% vs. 5.3%	4.9% vs. 5.0%
Other operating	6.2% vs. 6.1%	5.3% vs. 4.6%
Depreciation and amortization	10.2% vs. 10.8%	9.9% vs. 10.2%

Net income for 4Q 2013 was $26.0 million, or $0.63 per diluted share, compared to net income of $23.4 million, or $0.56 per diluted share, for 4Q 2012. Net income for the full year was $121.7 million, or $2.93 per diluted share, compared to net income of $111.5 million, or $2.66 per diluted share, for the prior-year period.

EBITDA for 4Q 2013 was $78.7 million compared to $74.1 million in 4Q 2012. For the full year, EBITDA was $345.0 million compared with $324.7 million in the prior-year period.

•	As a percentage of total revenue, EBITDA in 4Q 2013 was 27.0% in 4Q 2013, compared to 26.9% in the prior year period.

•	For the full year, EBITDA, as a percentage of total revenue, was 28.6% compared to 28.8% in the prior-year period.

Cash flows from operating activities for the full year totaled $258.4 million compared to $255.7 million in the prior-year period.

Weighted average fully diluted shares for 4Q 2013 totaled 41.3 million compared to 42.0 million in 4Q 2012. For the full year, weighted average fully diluted shares totaled 41.5 million compared to 42.0 million for the prior-year period.

2014 Business Outlook:

The following statements are based on the Company’s current expectations for fiscal year 2014 and incorporate 2013 operating trends. These 2014 expectations are subject to the risks and uncertainties further described in the Company’s forward-looking statements:

•	Revenue is expected to be up 8-9.5%, or $1.300-1.320 billion, driven primarily by price and mix optimization, square foot expansion, and growth in in-center and ancillary business revenue.

•	Net income is expected to be up 3-7%, or $125.0-130.0 million, driven by revenue growth, partially offset by increased costs associated with the acceleration of new center growth.

•	Diluted earnings per common share is expected to be $3.05-3.15.

As announced on February 13, 2014, the Company will hold a conference call today at 10:00 a.m. ET to discuss its fourth quarter and full year 2013 results. Bahram Akradi, Michael Robinson, executive vice president and chief financial officer, and John Heller, vice president, Finance and Investor Relations, will host the conference call. The conference call will be webcast and may be accessed via the Company’s Investor Relations section of its website at lifetimefitness.com. A replay of the call will be available the same day via the Company’s website beginning at approximately 2:00 p.m. ET.

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Life Time Announces Fourth Quarter and Full Year 2013 Results – Page 4

As announced on August 27, 2013, Robinson plans to retire as executive vice president and chief financial officer following a 12-year tenure with the Company. The effective date of this transition is March 1, 2014. The Company plans to retain Robinson as an employee or consultant for a period of time thereafter. Effective March 2, 2014, Eric J. Buss, who currently serves as executive vice president, will assume the additional role of interim chief financial officer. Buss joined Life Time in September 1999 as vice president of Finance and general counsel. Prior to joining the Company, Buss was an associate with the law firm of Faegre & Benson LLP (now Faegre Baker Daniels LLP) and, before that, he served as an auditor with Arthur Andersen LLP.

About Life Time Fitness, Inc.

As The Healthy Way of Life Company, Life Time Fitness (NYSE:LTM) helps organizations, communities and individuals achieve their total health objectives, athletic aspirations and fitness goals by engaging in their areas of interest — or discovering new passions — both inside and outside of Life Time’s distinctive and large sports, professional fitness, family recreation and spa destinations, most of which operate 24 hours a day, seven days a week. The Company’s Healthy Way of Life approach enables customers to achieve this by providing the best programs, people and places of uncompromising quality and value. As of February 20, 2014, the Company operated 109 centers under the LIFE TIME FITNESS® and LIFE TIME ATHLETIC® brands in the United States and Canada. Additional information about Life Time centers, programs and services is available at lifetimefitness.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expressions. Forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. Among these factors are attracting and retaining members, risks related to our debt levels and debt covenants, the ability to access our existing credit facility and obtain additional financing, strains on our business from continued and future growth, including potential acquisitions and other strategic initiatives, risks related to maintenance and security of our data, potential recognition of compensation expense related to performance-based stock grants, potential impairment of long-lived assets, goodwill and intangible assets, competition from other health and fitness centers, identifying and acquiring suitable sites for new centers, delays in opening new centers and other factors set forth in the risk factor section of the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on any such forward-looking statements, which speak only as of the date on which such statements were made. The Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date. All remarks made during the Company’s preliminary financial results webcast will be current at the time of the webcast and the Company is under no obligation to update the recording.

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Life Time Announces Fourth Quarter and Full Year 2013 Results – Page 5

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2013	2012
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,334	$16,499
Accounts receivable, net	8,298	9,272
Center operating supplies and inventories	32,778	27,240
Prepaid expenses and other current assets	25,802	26,826
Deferred membership origination costs	9,945	11,664
Deferred income taxes	6,881	8,813
Income tax receivable	6,698	—

Total current assets	98,736	100,314
PROPERTY AND EQUIPMENT, net	2,105,077	1,858,666
RESTRICTED CASH	850	2,087
DEFERRED MEMBERSHIP ORIGINATION COSTS	5,210	6,820
GOODWILL	49,195	37,176
OTHER ASSETS	71,983	67,111

TOTAL ASSETS	$2,331,051	$2,072,174

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$24,505	$12,603
Accounts payable	28,645	32,140
Construction accounts payable	47,342	25,208
Accrued expenses	67,435	63,333
Deferred revenue	35,032	34,753

Total current liabilities	202,959	168,037
LONG-TERM DEBT, net of current portion	824,093	691,867
DEFERRED RENT LIABILITY	28,933	22,490
DEFERRED INCOME TAXES	100,504	95,509
DEFERRED REVENUE	5,246	6,840
OTHER LIABILITIES	21,287	14,514

Total liabilities	1,183,022	999,257

SHAREHOLDERS’ EQUITY:
Common stock	843	864
Additional paid-in capital	402,147	447,912
Retained earnings	750,654	628,942
Accumulated other comprehensive loss	(5,615)	(4,801)

Total equity	1,148,029	1,072,917

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,331,051	$2,072,174

Life Time Announces Fourth Quarter and Full Year 2013 Results – Page 6

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)
REVENUE:
Membership dues	$189,999	$179,663	$766,846	$727,596
Enrollment fees	3,374	3,604	13,941	15,346
In-center revenue	89,037	82,988	375,517	348,265

Total center revenue	282,410	266,255	1,156,304	1,091,207
Other revenue	8,628	9,068	49,600	35,740

Total revenue	291,038	275,323	1,205,904	1,126,947
OPERATING EXPENSES:
Center operations	169,018	159,097	696,209	655,887
Advertising and marketing	12,366	11,060	42,712	39,931
General and administrative	13,386	14,525	58,986	55,715
Other operating	17,863	16,927	64,401	52,170
Depreciation and amortization	29,737	29,799	118,972	115,016

Total operating expenses	242,370	231,408	981,280	918,719

Income from operations	48,668	43,915	224,624	208,228
OTHER INCOME (EXPENSE):
Interest expense, net	(6,657)	(6,143)	(25,656)	(25,475)
Equity in earnings of affiliate	296	339	1,399	1,482

Total other expense	(6,361)	(5,804)	(24,257)	(23,993)

INCOME BEFORE INCOME TAXES	42,307	38,111	200,367	184,235
PROVISION FOR INCOME TAXES	16,269	14,681	78,655	72,697

NET INCOME	$26,038	$23,430	$121,712	$111,538

BASIC EARNINGS PER COMMON SHARE	$0.64	$0.57	$2.95	$2.70

DILUTED EARNINGS PER COMMON SHARE	$0.63	$0.56	$2.93	$2.66

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING—BASIC	40,996	41,260	41,263	41,345

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING—DILUTED	41,295	42,015	41,482	41,972

Life Time Announces Fourth Quarter and Full Year 2013 Results – Page 7

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended December 31,
	2013	2012
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$121,712	$111,538
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	118,972	115,016
Deferred income taxes	6,327	(2,832)
Loss on disposal of property and equipment, net	251	1,086
Gain on sale of land held for sale	(74)	(196)
Amortization of deferred financing costs	2,197	2,003
Share-based compensation	12,469	14,686
Excess tax benefit related to share-based compensation	(5,895)	(8,502)
Changes in operating assets and liabilities	2,633	22,999
Other	(175)	(53)

Net cash provided by operating activities	258,417	255,745

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(348,948)	(224,194)
Acquisitions, net of cash acquired	(13,238)	(30,614)
Proceeds from sale of property and equipment	1,445	969
Proceeds from sale of land held for sale	678	1,758
Proceeds from property insurance settlements	177	909
Increase in other assets	(1,187)	(333)
Decrease in restricted cash	1,237	102

Net cash used in investing activities	(359,836)	(251,403)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term borrowings	125,000	—
Repayments of long-term borrowings	(35,276)	(6,929)
Proceeds from revolving credit facility, net	56,500	22,000
Increase in deferred financing costs	(4,631)	(914)
Excess tax benefit related to share-based compensation	5,895	8,502
Proceeds from stock option exercises	1,734	2,342
Proceeds from employee stock purchase plan	1,367	1,206
Stock purchased for employee stock purchase plan	(1,309)	(1,290)
Repurchases of common stock	(61,959)	(19,099)

Net cash provided by financing activities	87,321	5,818

Effect of exchange rates on cash and cash equivalents	5,933	(1,148)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(8,165)	9,012
CASH AND CASH EQUIVALENTS—Beginning of period	16,499	7,487

CASH AND CASH EQUIVALENTS—End of period	$8,334	$16,499

Life Time Announces Fourth Quarter and Full Year 2013 Results – Page 8

Non-GAAP Financial Measures

This release and the related conference call disclose certain non-GAAP financial measures.

EBITDA. Earnings Before Interest, Income Taxes and Depreciation and Amortization (EBITDA) is a non-GAAP measure consisting of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, net cash provided by operating activities or other income or cash flow data prepared in accordance with GAAP. Additional details related to EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release. The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA:

RECONCILIATION OF NET INCOME TO EBITDA

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net income	$26,038	$23,430	$121,712	$111,538
Interest expense, net	6,657	6,143	25,656	25,475
Provision for income taxes	16,269	14,681	78,655	72,697
Depreciation and amortization	29,737	29,799	118,972	115,016

EBITDA	$78,701	$74,053	$344,995	$324,726

Free Cash Flow. Free cash flow is a non-GAAP measure consisting of net cash provided by operating activities, less purchases of property and equipment, excluding acquisitions. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and does not represent the total increase or decrease in the cash balance presented in accordance with GAAP. The Company uses free cash flow as a measure of cash generated after spending on property and equipment. Free cash flow should not be considered as a substitute for net cash provided by operating activities prepared in accordance with GAAP. Additional details related to free cash flow are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release. The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to free cash flow:

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net cash provided by operating activities	$67,654	$52,884	$258,417	$255,745
Less: Purchases of property and equipment	124,406	59,638	348,948	224,194

Free cash flow	$(56,752)	$(6,754)	$(90,531)	$31,551